Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Landmark Bancorp, Inc.
Patrick L. Alexander, President
Phone: 785-565-2000

First Manhattan Bancorporation, Inc.
Charles H. Hostetler, Chairman
Phone: 785-537-1600

LANDMARK BANCORP, INC.

ENTERS INTO AGREEMENT TO ACQUIRE

FIRST MANHATTAN BANCORPORATION, INC.

Merger Expands Kansas Based Community Banking Organization

(Manhattan, Kansas, September 7, 2005) Patrick L. Alexander, President and Chief Executive Officer of Landmark Bancorp, Inc. (Nasdaq National Market System - LARK), and Charles H. Hostetler, Chairman of First Manhattan Bancorporation, Inc., Manhattan, Kansas, jointly announced today the execution of a definitive agreement for Landmark to acquire First Manhattan.  Pursuant to the agreement, Landmark will pay First Manhattan’s stockholders $12.875 million in cash for the issued and outstanding shares of First Manhattan common stock, subject to adjustment in certain circumstances.  The transaction is subject to the approvals from the appropriate regulatory agencies.  The merger is expected to be completed during the fourth quarter of 2005 or early in the first quarter of 2006.

Landmark has approximately $460 million in assets and First Manhattan has approximately $135 million in assets.  First Manhattan is the holding company for First Savings Bank, F.S.B., which is headquartered in Manhattan and operates branches in Manhattan, Lawrence, and Junction City, Kansas.  At closing, First Savings Bank, F.S.B., will merge into Landmark National Bank, the wholly-owned subsidiary of Landmark.  The combination will create a banking network covering twelve Kansas counties.  With combined assets of approximately $600 million, Landmark will rank as the third largest publicly-traded bank holding company in Kansas.

Patrick L. Alexander, President of Landmark, said, “We are excited about our acquisition of First Manhattan.  The combination of First Manhattan into Landmark significantly expands our market share in Manhattan and further expands our franchise into Junction City and the high growth Lawrence market.  Lawrence is an excellent market and has been experiencing rapid economic growth for a number of years.  With the announced expansion of Ft. Riley, the Junction City and Manhattan communities are expected to experience significant growth.  The number of troops stationed at Fort Riley along with their families and support infrastructure are scheduled to increase substantially over the next couple of years.  The combination of Landmark National Bank and First Savings Bank creates an outstanding community bank that will have the financial strength and resources to deliver community banking services to our customers across the state and the markets in which they are located. We are looking forward to having the associates of First Savings Bank join our community banking team.”

Alexander further commented, “We expect this combination to be good for our shareholders.  The combined resources and efficiencies achieved through this merger will only enhance the level of banking services we provide to our customers.  We should be able to achieve significant cost savings by consolidating facilities within the Manhattan market.  We anticipate that the two main bank operations will be consolidated into the First Savings Bank facility  located at 701 Poyntz Ave.  We have outgrown our facility at 800 Poyntz and the 701 location will serve our needs nicely and allow us to reduce future expenses on a combined basis.  We also expect that we will be able to gain efficiencies which should further reduce costs on a consolidated basis.  It is expected that many personnel related efficiencies will be achieved through attrition.  These steps should ultimately enhance profitability and contribute to the success of this combination.”

Charles H. Hostetler, Chairman of First Manhattan, said, “We look forward to our affiliation with Landmark.  Both organizations have a community bank tradition of service and providing personalized banking products to our respective communities. Landmark is a financially strong, dynamic, and growing organization dedicated to meeting customer needs.  The Hostetler family feels this combination is a good match for our stockholders, our customers and our associates, and continues First Savings Bank’s long history of dedication and service to the Manhattan, Junction City, and Lawrence communities.”

Larry Heyka, President and CEO of First Savings Bank, said, “By joining forces with Landmark, we will be able to offer an expanded array of banking products, designed for both consumer and business customers.  We will also be able to serve our customers with banking facilities across the state of Kansas for their convenience.”

Landmark Bancorp, Inc. is a bank holding company headquartered in Manhattan, Kansas, which owns all of the stock of Landmark National Bank, a national commercial bank.  Landmark National Bank has branches in Manhattan (2), Auburn, Dodge City (2), Fort Scott, Garden City, Great Bend (2), Hoisington,

LaCrosse, Louisburg, Osage City, Osawatomie, Paola, Topeka and Wamego, Kansas.  At June 30, 2005, Landmark had total assets and stockholders’ equity of approximately $447 million and $43 million, respectively.

First Manhattan Bancorporation, Inc. is a savings and loan holding company headquartered in Manhattan, Kansas, which owns all of the stock of First Savings Bank, F.S.B..  First Savings Bank is a federally-chartered, FDIC-insured stock savings bank headquartered in Manhattan, Kansas.  The Bank has four full-service branch offices located in Manhattan (2), Lawrence, and Junction City, Kansas.  The Bank is a community-oriented, full-service retail savings bank offering a wide range of loan products and savings deposits.  At June 30, 2005, First Manhattan had total assets and stockholders’ equity of approximately $134 million and $5.2 million, respectively.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of Landmark and may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the companiy’s’ management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the company to control or predict, could cause actual results to differ materially from those in the company’s forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning the company’s general business; (iii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (iv) changes in interest rates and prepayment rates of the company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi)  the economic impact of armed conflict or terrorist acts involving the United States; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the company and its respective business, including additional factors that could materially affect the company’s financial results, is included in its filings with the Securities and Exchange Commission.